                                                                   EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT, entered into as of this 1st day of February, 1997, between JG INDUSTRIES, INC., an Illinois corporation (the "Employer"), and CLARENCE FARRAR, Chicago, Illinois (the "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Employee has been employed by Employer in an executive capacity as its President and Chief Operating Officer and his services thereunder have been of great benefit to the business and affairs of Employer; and

          WHEREAS, Employer desires to enter into this Agreement for the purpose of securing the compensation and other benefits provided herein; and

          WHEREAS, in view of the substantial value which Employee's services have contributed to Employer's well being, Employer is desirous of entering into this Agreement to make certain that it shall have the benefit of Employee's continuing services;

          NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, the parties do hereby agree as follows:

          1. Employment Period. Employer hereby employs Employee, and Employee hereby agrees to remain in the employ of the Employer, to serve as its President and Chief Operating Officer as of the date hereof and terminating on January 31, 2000 (the "Employment Period").

          2. Duties. The Employee shall have the authority and duties of the President and Chief Operating Officer of the Employer as described in the Employer's By-Laws, as amended, and shall exercise such other authority and perform such other duties as are normally attendant to the position of president and chief operating officer of a corporation. Employee agrees that during the Employment Period he shall devote his full business time exclusively to the business affairs of the Employer, its subsidiaries and affiliates.

          3. Compensation. Subject to the terms and provisions hereof, during the Employment Period, Employee shall be compensated for his services to Employer in the following manner:

              (a) Base Compensation. He shall receive an annual salary of $140,000, payable in monthly or more frequent installments in accordance with Employer's remuneration policy respecting executives.

              (b) Employee Benefits. He shall be a participant, to the extent he meets all eligibility requirements of general application, in any and all employee welfare benefit plans maintained by Employer, including, but not limited to, group term life insurance, hospitalization, medical and disability plans.

          4. Termination. If (i) at any time or from time to time during the term of this Agreement, Employee shall be unable to perform his duties hereunder because of death, any physical or mental illness or other disability for a period of three (3) consecutive months following the commencement of such incapacity (collectively, the foregoing being referred to herein as "Disability"), or (ii) this Agreement shall not be renewed at the expiration of the Employment Period, this Agreement shall terminate and Employer and Employee shall have no further obligation hereunder, except that Employer agrees to make payment of severance compensation to Employee consisting of the continuation of base compensation for a period of six months in the aggregate amount of $70,000, payable in five equal monthly installments in the amount of $11,666.67 each on the last day of each of the five months next succeeding the month in which said Employment Period shall have expired, and a final monthly installment payment in the amount of $11,666.65 on the last day of the sixth month next succeeding the month in which said Employment Period shall have expired, as outlined above, plus a continuation for such six month period of the employee benefits theretofore made available to Employee in accordance with the provisions of Paragraph 3(b) of this Agreement. In the event that Employer terminated Employee's employment hereunder for any reason other than cause or Disability before the expiration of the Employment Period, Employer shall nevertheless be obligated to continue to pay base compensation and to make employee benefits available to Employee during the remaining term of the Employment Period as provided in Paragraph 3 hereof and, following the expiration of the Employment Period, Employee shall be entitled to receive severance compensation consisting of the continuation of base compensation for a period of six months in the aggregate amount of $70,000 payable in five equal monthly installments in the amount of $11,666.67 each on the last day of each of the five months next succeeding the month in which said Employment Period shall have expired, and a final monthly installment payment in the amount of $11,666.65 on the last day of the sixth month in which said Employment Period shall have expired, plus a continuation during such six month period of the employee benefits theretofore made available to Employee in accordance with the provisions of Paragraph 3(b) of this Agreement. For purposes of this Agreement, termination hereof for cause shall mean any termination of this Agreement by Employer as a consequence of the continuing gross dereliction of duty by Employee or any refusal by him to act in accordance with the reasonable, lawful and ethical direction of Employer's Board of Directors or officers of Employer having the authority to direct Employee with respect to the conduct of his activities.

          5. Confidentiality. It is recognized that services to be rendered by Employee hereunder may involve the presence of confidential information or trade secrets relating to Employer and its business. In this regard, Employee does hereby agree that, without the prior written consent of Employer, he will not voluntarily disclose or publish during the term of this Agreement and for a period of 2 years after the expiration or termination thereof any confidential information or trade secrets relating to the business of Employer.

          6. Remedies. Employee acknowledges that Employer would be irrevocably injured by a violation of Paragraph 5 hereof and agrees that Employer shall be entitled to an injunction restraining Employee from any actual or threatened breach of Paragraph 5 and to any appropriate equitable remedy, without the posting of any bond or other security being required on the part of Employer.

          7. Amendment. This Agreement may be amended by mutual agreement of the parties without the consent of any other person and no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof, except as provided herein.

          8. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, return receipt requested, to Employer at its principal executive offices or to Employee at the last address filed by him in writing with Employer, as the case may be.

          9. Nonalienation. The interests of Employee under this Agreement are not subject to the claims of his creditors, other than Employer and its subsidiaries, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

          10. Successors. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Employer's assets and business.

          11. Prior Agreements. This Agreement cancels and supersedes any employment agreement entered into between the Employer and the Employee prior to the day and year first above written.

          12. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

          13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Chicago by three arbitrators, one of whom shall be appointed by Employer, one by Employee, and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator or if the first two arbitrators cannot agree on the appointment of the third arbitrator, then the third arbitrator shall be appointed by the Dean of the Business School at the University of Chicago. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All costs of the arbitration, which may include attorney's fees, shall be assessed as ordered by the arbitrators.

          14. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

          IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Employer has caused there presents to be executed in its name and on its behalf and its corporate seal to be hereunto affixed and attested to by its Secretary, all as of the day and year first above written.

                                       /s/ Clarence Farrar
                                       -----------------------------
                                                Employee


                                       JG INDUSTRIES, INC.


                                       By: /s/ William Hellman
                                           -------------------------
                                           Its: Chairman
                                                --------------------


ATTEST:

/s/ Evelyn P. Egan
--------------------
Its: Secretary
    ----------------